Exhibit 23.1

CONSENT OF REILLY, PENNER & BENTON LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-05799) pertaining to the A. O. Smith Retirement Security Plan (the Plan) of our report dated June 10, 2011 with respect to the financial statements and schedules of the Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2010.

Milwaukee, Wisconsin	/s/ REILLY, PENNER & BENTON LLP
June 10, 2011